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                                    AMENDMENT
                             TO EMPLOYMENT AGREEMENT
                                OF PERRY H. RUDA

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of the 20th day of April, 1999 by and between U.S. REALTEL, INC., an Illinois corporation and successor to AGILE, L.L.C., an Illinois limited liability company (the "Company") and PERRY H. RUDA ("Employee").

                                    RECITALS:

         A. The Company and Employee previously entered into an Employment Agreement (the "Agreement") dated January 15, 1997.

         B. The Company is the successor in interest to the business, assets and obligations of Agile, L.L.C., including the benefits accruing to and obligations of Agile, L.L.C.

         C. The parties hereto desire to amend the Agreement as herein provided and agree that this Amendment shall supercede any conflicting provisions in the Agreement.

         D. All terms used in this Amendment not otherwise defined shall have the meanings ascribed to them in the Agreement.

         E. The terms of this Amendment shall be retroactive to April 1, 1999.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

         1. Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

         1.1 TERM OF EMPLOYMENT. Subject to the provisions for earlier termination as hereinafter provided, the initial term of the Agreement shall be deemed to be for fifty-one (51) months beginning on January 1, 1997 and ending on March 31, 2002 (the "Initial Term"); provided, however, that this Agreement shall automatically renew on a three-year rolling basis. Therefore, beginning on April 1, 2000, and for each year thereafter, the term shall automatically be extended for consecutive one (1) year periods (each such additional extension period shall be referred to collectively herein as the "Renewal Term"). The foregoing notwithstanding, the Board of Directors shall have the right upon written notice delivered to Employee not later than February 1 of any year, to terminate this Agreement as of April 1 of such year, in which event, such termination shall be considered a "discharge without cause" and shall be subject to the provisions of Section 3.2 (b) hereof.

         2. Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

         2.1 EMPLOYEE COMPENSATION. As full consideration for the services to be rendered pursuant to this Agreement, and provided employee maintains and performs all obligations hereunder, beginning on April 1, 1999, the Company shall pay to Employee

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         an annual salary of $200,000.00 ("Base Salary") for each calendar year during the Initial and Renewal Terms.

         3. Section 2.5, entitled "Bonuses" is hereby added to the Agreement and provides as follows:

         2.5 BONUSES. Employee shall be entitled to the following bonuses, subject to any conditions precedent specified therein.

                     a.     $25,000.00 bonus, payable on April 1, 1999; and

                     b. $50,000.00 bonus, payable upon the occurrence of two out of the following three events:

                            1)     A public equity offering is made,
                            2) Debt or equity financing is closed on terms acceptable to the Board, or
                            3)     The Apex acquisition is closed.

               This bonus shall be paid to Employee within 60 days of the date the second event occurs.

         4. Section 3.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

                  (b) DISCHARGE WITHOUT CAUSE. In the event this Agreement is terminated by the Company other than for Cause in accordance with Section 3.1(c), the Company shall pay Employee the present value of his total compensation, including without limitation, Base Salary, any bonus (based on the last bonus paid, earned, or accrued) and the value of any benefits then received or entitled to be received by Employee for the balance of the Initial Term together with any Renewal Term in place pursuant to the three year rolling basis referred to in
                  Section 1.1 above, discounted at the per annum rate equal to the prime or base rate published in THE WALL STREET JOURNAL on the date of Notice of Termination plus two percent (2%). Payment shall be made on the Date of Termination and with such deductions as are in accordance with the Company's regular payroll practices in effect from time to time while such payments are required to be made.

         IN WITNESS WHEREOF, Employee and Company's authorized representative have executed this Amendment on the date above written.

EMPLOYEE:                        COMPANY:

                                 U.S. REALTEL, INC.


/s/ Perry H. Ruda                By:  /s/ Ross J. Mangano
----------------------------          --------------------------------
Perry H. Ruda                             Ross J. Mangano
                                          Chairman of the Finance Committee


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